Exhibit 10.2
NOTES PURCHASE AGREEMENT
     This Notes Purchase Agreement (this “Purchase Agreement”) is made as of the [   ] day of September, 2009 between [          ] (“Seller”) and Sonic Automotive, Inc. (“Purchaser”).
     The parties hereby agree as follows:
     1. Purchase and Sale of Notes.
     1.1 Agreement to Sell and Purchase. On the basis of the representations and warranties and mutual agreements contained in this Purchase Agreement, and upon satisfaction of the conditions set forth in Section 5 hereof, Seller agrees to sell and deliver to Purchaser, and Purchaser agrees to purchase from Seller, [          ] principal amount of 4.25% Convertible Senior Notes due 2015 of the Purchaser (the “Notes”), at the aggregate purchase price of USD [     ] (the “Purchase Price”)
     1.2 Payment and Delivery. Subject to Section 4 hereof, on [          ], 2009 (the “Closing Date”), or at such other date as shall be agreed by the Purchaser and Seller, Seller will deliver to Purchaser the Notes, and Purchaser will pay to Seller cash in immediately available funds in an amount equal to the Purchase Price.
     1.3 Accounts for Payment of Purchase Price and Delivery of Notes
     Account for Delivery of Purchase Price to Seller:
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     Account for delivery of Notes to Purchaser:
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     2. Representations and Warranties.
     Purchaser represents and warrants to Seller and Seller represents and warrants to Purchaser that, as of the date hereof and as of the Closing Date:
     2.1 It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.
     2.2 It has the power to execute this Purchase Agreement and any other documentation relating to this Purchase Agreement to which it is a party, to deliver this Purchase Agreement and any other documentation relating to this Purchase Agreement that is required by this Purchase Agreement to deliver and to perform its obligations under this Purchase Agreement and has taken all necessary action to authorize such execution, delivery and performance.
     2.3 Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

     2.4 All governmental and other consents that are required to have been obtained by it with respect to this Purchase Agreement have been obtained and are in full force and effect and all conditions of any such consents required to be complied with on or prior to the date hereof have been complied with.
     2.5 Its obligations under this Purchase Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
     2.6 The Purchase Price has been mutually negotiated by the parties, no deadline on the purchase of the Notes has been imposed by any party and no minimum or maximum number of Notes has been proposed, imposed or required by any party for the purchase and sale of the Notes.
     3. Additional Representation and Warranty of Seller.
     In addition to the representations and warranties in Section 2 herein Seller represents, warrants and acknowledges to Purchaser that, as of the date hereof and as of the Closing Date:
     3.1 Seller is the beneficial owner of the Notes, free and clear of any lien and any other limitation or restriction, and will transfer and deliver to Purchaser on the Closing Date valid title to the Notes free and clear of any lien and any such limitation or restriction.
     4. Acknowledgment of Seller.
     Seller acknowledges that Purchaser is the issuer of the Notes. Seller also understands and acknowledges that, for this and other reasons, Purchaser has access to (and may be or are in possession of ) information about Purchaser and the Notes (which may include material, non-public information) that may be or is material and superior to the information available to Seller, that Seller does not have such access to such information, and that Purchaser is not sharing any such information with Seller. Seller acknowledges that it is selling the Notes to Purchaser without any reliance on Purchaser or any of Purchaser’s representatives, that Seller’s sale has not been solicited by Purchaser, and that this Purchase Agreement has been entered into at Seller’s initiative based on Seller’s current investment strategies. Seller represents to Purchaser that Seller, together with Seller’s professional advisers, is a sophisticated investor with respect to the Notes and Purchaser, and is capable of evaluating the risks associated with a transaction involving the Notes and Purchaser, including the risk of transacting on the basis of inferior information, and that Seller is capable of sustaining any loss resulting therefrom without material injury. Seller acknowledges and agrees that, except for payment of the Purchase Price, Purchaser will not have any liability arising from this Purchase Agreement, including any liability under the securities or other laws, rules and regulations.
     Seller also specifically acknowledges that Purchaser would not enter into this Purchase Agreement in the absence of Seller’s representations and acknowledgments set out in this Purchase Agreement, and that this Purchase Agreement, including such representations and acknowledgments, are a fundamental inducement to Purchaser, and a substantial portion of the consideration provided by Seller, in this transaction, and that Purchaser would not enter into this transaction but for this inducement.
     5. Conditions to Purchaser’s Obligations.
     The obligations of Purchaser under this Purchase Agreement shall be subject to the condition that Purchaser has received net proceeds in the aggregate of not less than USD[   ] from offerings of common stock and convertible senior notes at or prior to 5:00 p.m., New York City time, on [          ], 2009.
     6. Miscellaneous.
     6.1 Amendments; Waivers. This Purchase Agreement may be waived or amended solely by a writing executed by both of the parties hereto.

     6.2 Governing Law. The provisions of this Purchase Agreement and any claim, controversy or dispute arising under or related to this Purchase Agreement shall be governed by the New York law (without reference to choice of law doctrine).
     6.3 Submission to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Purchase Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Purchase Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
     6.4 Transfer; Successors and Assigns. The terms and conditions of this Purchase Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Purchase Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Purchase Agreement, except as expressly provided in this Purchase Agreement.
     6.5 Counterparts. This Purchase Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Purchase Agreement by signing and delivering one or more counterparts.
     6.6 Titles and Subtitles. The titles and subtitles used in this Purchase Agreement are used for convenience only and are not to be considered in construing or interpreting this Purchase Agreement.
     6.7 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
     6.8 Notices. Any notices delivered pursuant to or in connection with this Purchase Agreement shall be delivered to the applicable parties at the addresses set forth below:
     With respect to Seller:
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Telephone No.: [                    ]
Facsimile No.: [                    ]
     With respect to Purchaser:
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Telephone No.: [                    ]
Facsimile No.: [                    ]

     6.9 Entire Agreement. This Purchase Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly cancelled.
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     IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first above written.

SONIC AUTOMOTIVE, INC.
By:
Authorized Signatory

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By:
Name:
Title: